UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2007

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 18, 2007, Jo-Ann Stores, Inc. ("Jo-Ann") entered into an Agreement and Plan of Merger ("Merger Agreement") with IdeaForest.com, Inc. ("IdeaForest"), the operator of the joann.com website, to acquire the portion of IdeaForest that is not currently owned by Jo-Ann. Jo-Ann currently owns approximately 38% of IdeaForest. The Merger Agreement provides for the merger of a newly formed subsidiary that is wholly owned by Jo-Ann into IdeaForest, with IdeaForest surviving the merger as a wholly owned subsidiary of Jo-Ann.

In the Merger Agreement, Jo-Ann has agreed to pay approximately $12.3 million at the closing and delayed payments totaling approximately $8.6 million, subject to adjustment, over the next three years for the 62% of IdeaForest that Jo-Ann does not currently own. In addition, Jo-Ann's share of payments to current and former IdeaForest employees in connection with the transaction pursuant to IdeaForest's incentive bonus plans will amount to approximately $2.4 million.

The closing of the merger is subject to customary closing conditions. Assuming all closing conditions are met, the merger is expected to close in November 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

October 22, 2007	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary